EXHIBIT 3.2
                                                             for office use only
SS:  Form D-4 (Rev. 1/86)           MAIL TO:
Submit in Duplicate        Colorado Secretary of State
Filing Fee:  $30.00           Corporations Office
                            1560 Broadway, Suite 200
This document must be        Denver, Colorado 80202
typewritten                     (303) 866-2361


                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION



     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the Corporation is (note 1) New Allied Development
                                                    ----------------------------
Corporation
--------------------------------------------------------------------------------

     SECOND: The following amendment to the Articles of Incorporation was adopted on June 19, 1989, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

           Such  amendment was adopted by the board of directors where no shares
     ------
 have been issued.

       X   Such amendment was adopted by a vote of the shareholders.  The number
     ------
of shares voted for the amendment was sufficient for approval.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

The aggregate number of shares which this Corporation shall have the authority to issue is 25,000,000 (twenty-five million) shares of common stock with no par value. Each share of stock shall have one vote at stockholders' meetings and may be voted either in person or by proxy.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: N/A





                            New Allied Development Corporation         (Note 1)
                            ------------------------------------------



                            By /s/
                            ------------------------------------------
                                  Its                        President


                            and /s/ Fred C. Kahn                       (Note 2)
                            ------------------------------------------
                                Its                          Secretary


                                                                       (Note 3)
                            ------------------------------------------
                                Its                           Director


          NOTES: 1. Exact corporate name of corporation adopting the Articles of
                 Amendments.  (If this  is a change  of name  amendment the name before this amendment is filed)
                 2.   Signatures   and  titles  of  officers  signing  for  the
                 corporation.
DC-28/1601a-85   3.  Where no shares have been issued, signature of a director.

                                        2